UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2013

(Exact name of registrant as specified in its charter)

Delaware	0-21121	06-1456680
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

One Hamden Center
2319 Whitney Ave, Suite 3B, Hamden, CT	06518
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (203) 859-6800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2013, the Board of Directors of TransAct designated Chad R. Albano, 40, as its principal accounting officer.  Mr. Albano has served as TransAct’s Corporate Controller since December 19, 2011 when he started with the Company. Prior to joining TransAct from November 2004 to December 2011, Mr. Albano served in various financial management positions at Stanley, Black & Decker, Inc, Amphenol Corporation and ESPN. From September 1994 to November 2004, Mr. Albano was employed by PricewaterhouseCoopers LLP, an independent public accounting firm, most recently as a senior manager in the middle market company audit practice.

Prior to the designation of Mr. Albano, the responsibilities of principal accounting officer were performed by Steven A. DeMartino, TransAct’s President, Chief Financial Officer, Treasurer and Secretary.  Mr. DeMartino continues to serve as TransAct’s Chief Financial Officer and principal financial officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSACT TECHNOLOGIES INCORPORATED

By:	/s/ Steven A. DeMartino
Steven A. DeMartino
President, Chief Financial Officer, Treasurer and Secretary

Date: March 4, 2013